THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                                          Dated: January 1, 1998

                                 WARRANT

     To Purchase _______________ Shares of Common Stock (Subject to adjustment herein)

                          Expiring December 31, 2008

     THIS IS TO CERTIFY THAT, for value received, ________________ ("Original Warrantholder") or his respective registered assign is entitled to purchase from Blue Rhino Corporation, a Delaware corporation (the "Corporation"), at any time and from time to time prior to 5:00 P.M., Chicago, Illinois time, on December 31, 2008, at the principal office of the Corporation which is currently 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 (or such other address as the Corporation shall specify by notice to the Holder) at the Exercise Price, the number of shares of Common Stock, with a par value of $0.001 per share (the "Common Stock"), of the Corporation shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant shall be accorded the same registration rights as the series of warrants issued pursuant to a Unit Purchase Agreement dated October 11, 1995 entered into between the parties therein and the Corporation as more fully set forth in that certain Amended and Restated Registration Rights Agreement dated as of April 30, 1997, which amends and restates in its entirety that certain Registration Rights Agreement dated as of December 1, 1994.

     Certain terms used in this Warrant are defined in Article V.

                                 ARTICLE I

                             EXERCISE OF WARRANTS

     1.1  Method of Exercise and Payment.

          (a) Method of Exercise. To exercise this Warrant in whole or in part, the registered holder of this Warrant (the "Holder") shall deliver to the Corporation on or prior to 5:00 P.M., Chicago, Illinois time, on December 31, 2000, at the principal office of the

Corporation, (a) this Warrant, (b) a written notice, in substantially the form of the subscription notice (the "Subscription Notice") attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased or converted into, as the case may be, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment to the Corporation of the amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased pursuant to one of the payment methods permitted under
Section 1.1(b) below.

          (b) Method of Payment. Payment shall be made either (1) by cash, money order, certified or bank cashier's check, (2) by wire transfer, (3) by converting the Warrant, or any portion thereof, into Common Stock pursuant to
Section 1.1 (c) below ("Warrant Conversion") or (4) any combination of the foregoing at the option of the Holder.

          (c) Payment by Warrant Conversion. Subject to any limitations set forth in this Warrant, the Holder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of Common Stock subject to this Warrant and elect to pay for the Underlying Common Stock through Warrant Conversion as defined in Section 1.1(b), by specifying such election in the Subscription Notice. In such event, the Corporation shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Underlying Common Stock immediately prior to the exercise of the Warrant from (B) the aggregate Fair Market Value of the Underlying Common Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date, by (y) the Fair Market Value of one share of Common Stock on the Exercise Date. For purposes of this Section 1, "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

               (i) If the Corporation's Common Stock is Publicly Traded, then the fair market value of a share of Common Stock as of the last Business Day immediately prior to the Exercise Date. "Publicly Traded" shall mean such stock is listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ.

               (ii) If the Corporation stock is not Publicly Traded, then as determined in good faith by the Board of Directors upon review of the relevant factors; provided, however, that if the Exercise Date falls within one day prior to the effective date of such registration statement, the fair market value of a share of Common Stock will be deemed to be the public offering price per share provided for in such registration statement.

          (d) Mechanics. The Corporation shall, as promptly as practicable and in any event within three days after delivery of a Subscription Notice as described above, execute and deliver or cause to be executed and delivered, in accordance with such Subscription Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such Subscription Notice or, if such Subscription Notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such Subscription Notice. Such certificate or certificates shall be deemed to have been issued (and this Warrant or the portion thereof specified in the Subscription Notice shall be deemed to have been exercised), and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned Subscription Notice is received by the Corporation, or delivery thereof is refused (the "Exercise Date"). If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase or convert the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be refunded to the Holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Corporation for payment.

     1.2 Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

     1.3 No Fractional Shares to Be Issued. The Corporation shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Corporation may pay to the Holder, in cash, an amount equal to such fraction of the fair market value (as determined in good faith by the Board of Directors) per share of outstanding Common Stock of the Corporation in the Business Day immediately prior to the date of such exercise.

     1.4 Share Legends. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered pursuant to such Act or unless the holder hereof delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall also bear any legends required under the Shareholders' Agreement, dated as of December 1, 1994 between the Corporation, and certain investors and management stockholders described therein, to the extent required thereby. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the restrictions contained in such Shareholders' Agreement no longer apply because of the occurrence of one or more of certain events described therein.

     1.5 Reservation; Authorization. The Corporation has reserved and will keep available for issuance upon exercise of the Warrant the total number of shares of Common Stock deliverable upon exercise of the Warrant from time to time outstanding. The issuance of the shares of Common Stock upon exercise of the Warrant has been duly and validly authorized and, when issued and sold in accordance with the Warrant, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable. The Corporation will take all such actions as are necessary in order to insure the foregoing.

     1.6 Result of Exercise. On the Exercise Date the rights of the holder of such Warrant as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such exercise will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     1.7 Not Close Books Until Exercise. The Corporation will not close its books against the transfer of this Warrant or shares of Common Stock issued or issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                                  ARTICLE II

                            TRANSFER, EXCHANGE AND
                            REPLACEMENT OF WARRANT

     2.1 Ownership of Warrant. The Corporation may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until this Warrant is presented for registration of transfer as provided in this Article II.

     2.2 Transfer of Warrant. The Corporation agrees to maintain books for the registration of transfers of the Warrants, and any transfer, in whole or in part, of this Warrant and all rights hereunder shall be registered on such books, upon surrender of this Warrant at the principal office of the Corporation together with a written assignment of this Warrant duly executed by the Holder or his, her or its duly authorized agent or attorney. The Warrants are transferable pursuant to (i) public offerings registered under the Securities Act, and (ii) Rule 144 of the Commission (or any similar rule then in force) if such rule is available.

     2.3 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Corporation, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 as to any transfer which may be involved in the division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.4 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Corporation will (at its expense) make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.5 Expenses of Delivery of Warrants. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Underlying Common Stock hereunder. If, pursuant to Section 2.2, the opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Underlying Common Stock and that the proposed exercise or transfer in the absence of registration would require the Corporation to take any action including executing and filing forms or other documents with the Commission or any state securities agency, or delivering to the Holder any form or document in order to establish the right of the Holder to effectuate the proposed exercise or transfer, the Corporation agrees promptly, at its expense, to take any such action; and provided, further, that the Corporation will reimburse the Holder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Holder or owner of Underlying Common Stock on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Underlying Common Stock.

                                  ARTICLE III

                            ANTIDILUTION PROVISIONS

     3.1 Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

     3.2 Exercise of Warrant. At any time and from time to time, any holder of this Warrant may exercise all or any portion of this Warrant into the number of shares of Common Stock computed by (i) multiplying the number of shares of Common Stock sought to be purchased pursuant to this Warrant by Exercise Price set forth in Section 3.3(a) and (ii) dividing the resulting product by the Exercise Price then in effect.

     3.3  Exercise Price.

          (a) Exercise Price. The "Exercise Price" shall be equal to (i) prior to the sale of Common Stock pursuant to a registered initial public offering ("IPO") by the Corporation, $1.645 per share and (ii) after an IPO (and the application of the provisions of Section 3.6, if necessary), that price per share at which the Common Stock of the Corporation is sold pursuant to the IPO. In order to prevent dilution of the exercise rights granted to the holder of this Warrant the Exercise Price will be subject to adjustment from time to time pursuant to this Section 3.3 and Sections 3.5 and 3.6 below. For purposes of this Section 3.3, the Corporation shall be deemed to have issued or sold Common Stock as set forth in Section 3.4 below.

          (b) Adjustment for Dilutive Events. If and whenever on or after the original date of issuance of this Warrant the Corporation issues or sells, or in accordance with Section 3.4 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Exercise Price (the "Diluted Share Price") in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Exercise Price will be reduced so that the Exercise Price in effect immediately following the Dilutive Event will equal the Diluted Share Price. Notwithstanding the foregoing, (i) the issuance by the Corporation of up to 3,500,000 shares of Common Stock, or securities convertible into or options to acquire up to 3,500,000 shares of Common Stock, issued pursuant to the Company's 1994 Stock Incentive Plan, (ii) the issuance of Common Stock upon conversion of the Corporation's Series A Preferred Shares, (iii) the issuance of up to 5% of the Common Stock of the company upon the exercise of options granted to Blue Rhino Corporation distributors, (iv) the issuance of up to 5% of the Common Stock of the Company upon the conversion of options issued pursuant to stock option plans or grants to officers or employees approved by the Board of Directors after an IPO, (v) the issuance of Common Stock upon exercise of existing Warrants to acquire up to 17,844,244 shares of Common Stock issued prior to the close hereof, or (vi) the issuance of $750,000 worth of Common Stock to Bison Propane Bottle Exchange, L.L.C. at a price per share equal to the purchase price for the Company's

Common Stock in an IPO or in a private placement of not less than $10,000,000 of the Company's Common Stock, shall not constitute a Dilutive Event. As used in this Section 3.3(b) and in Section 3.4 below, the term "Common Stock" shall include Common Stock Equivalents. Notwithstanding anything contained herein to the contrary, the Exercise Price of this Warrant held by a particular holder shall not be adjusted pursuant to this Article III in connection with a particular Dilutive Event, or any subsequent Dilutive Event, if such holder of this Warrant fails to purchase, after being offered by the Corporation the opportunity to purchase, a percentage of the securities, rights or options, or any combination thereof, the sale of which constitute the Dilutive Event, which is equal to or greater than 75% of the percentage ownership of the Corporation's Common Stock on a fully diluted basis held by such holder immediately prior to such Dilutive Event. A Warrant which is no longer subject to adjustment as a result of the preceding sentence shall remain subject to such limitation regardless of any subsequent transfers, and at each time that any Warrant so loses its rights to such adjustment, all Warrants which have lost their right to such adjustment as of such time shall be automatically classified into (and the outstanding Warrant representing such Warrant will automatically be deemed to represent). The holders of Warrants of each such sub-series shall promptly deliver such Warrants to the Corporation upon the Corporation's request, for exchange or notation to reflect such sub-series. If any such Warrants are not delivered to the Corporation, the Corporation shall make appropriate notations on its stock records, which may include stop transfer instructions, and may place in escrow, pending receipt of such Warrants, all dividend Payments or other distributions owing with respect to the Warrants represented by such Warrants.

     3.4 Issuance and Sale of Common Stock. For purposes of determining the adjusted Exercise Price pursuant to Sections 3.3 above the following events shall be deemed to be an issuance and sale of Common Stock by the Corporation:

          (a) Issuance of Rights or Options. If (i) the Corporation in any manner hereafter grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable stock or securities referred to herein as "Convertible Securities"), except for options to purchase up to 3,500,000 shares of Common Stock granted to directors, officers, employees or consultants approved by the Board of Directors and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Options then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 3.4(a), the "Price Per Share" is determined by dividing
(i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities. If (i) the Corporation in any manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to the time of such issue or sale then the shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 3.4(b), the "Price Per Share" will be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Exercise Price had been or are to be made pursuant to Section 3.4(a) above, no further adjustment of the Exercise Price will be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of Warrants.

          (d) Calculation of Consideration Received. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Corporation; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Corporation will be the Market Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding warrants issued by the Corporation. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding warrants issued by the Corporation.

          (e) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          (f) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     3.5 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

     3.6 Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that the Holder of this Warrant will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the Holder had exercised this Warrant immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the warrants to purchase the Corporation's Common Stock then outstanding) to insure that the provisions of this Section 3.6 will thereafter be applicable to this Warrant (including, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such Organic Change). The Corporation will not effect any such Organic Change, unless prior to the consummation thereof, the successor Corporation resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     All other terms of this Warrant shall remain in full force and effect following such an Organic Change. The provisions of this Section 3.6 shall similarly apply to successive Organic Changes.

     3.7  Notices.

          (a) Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to the Holder of this Warrant specifying the Exercise Price in effect thereafter with respect to the particular holder.

          (b) The Corporation shall give written notice to the Holder of this Warrant at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, Change of Control, Change in Ownership, Fundamental Change or other reorganization, dissolution or liquidation. The Corporation shall also give written notice to the Holder of this Warrant at least 20 days prior to the date on which any Organic Change, Change of Control, Change in Ownership, Fundamental Change or other reorganization, dissolution or liquidation shall occur.

     3.8 Certain Other Events. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issues or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. If any event occurs as to which the foregoing provisions of this Article III are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     3.9 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article III, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof, and if all such approvals and actions are not taken, the Corporation shall take any action which would cause the Corporation to be able to issue to the Holder of this Warrant the full number of shares issuable upon exercise hereof in accordance with the terms hereof.

                                  ARTICLE IV

                    LIQUIDATION, DISSOLUTION, DISTRIBUTIONS

     4.1 Liquidation or Dissolution. In case the Corporation at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs other than in connection with an Organic Change, the Holder shall have the right to exercise this Warrant for a period of sixty (60) days after the later of (i) such event having occurred and (ii) receipt by the Holder of a notice from the Company indicating the kind and amount of securities or assets issuable or distributable to holders of shares of Common Stock with respect to such event, and upon exercise of this Warrant during such period, the Holder shall have the right to receive in lieu of each share of the Underlying Common Stock, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such dissolution, liquidation, or winding up with respect to each of the shares of the Common Stock.

                                   ARTICLE V

                                  DEFINITIONS

     The following terms, as used in this Warrant, have the following respective meanings:

     "Board of Directors" means the Corporation's duly elected Board of Directors.

     "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

     "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of the Company's Common Stock and Series A Convertible Participating Preferred Stock as of the date hereof) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors.

     "Change of Control" means any transaction, circumstance or event that shall cause or result in Billy Prim and Andrew Filipowski either (a) owning, directly or indirectly, beneficial or record ownership of shares of the Corporation's capital stock or securities having less than 20% of the issued and outstanding shares of the Corporation entitled to vote on matters submitted to the Corporation's shareholders, or (b) resigning or being removed or otherwise not serving as a member of the Board of Directors.

     "Commission" means the Securities and Exchange Commission.

     "Existing Warrants" means the warrants to purchase up to 17,844,294 shares of Common Stock issued by the corporation prior to the issuance of this Warrant.

     "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions, and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving Corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors after such merger.

     "Holder" means the Person in whose name this Warrant is registered on the books of the Corporation maintained for such purpose or the Person in whose name any Underlying Common Stock is registered on such books. Together each Holder known as the "Holders."

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. The "Market Price" of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ or reported by the National Quotation Bureau, Incorporated, the total consideration received by the Corporation (including interest) will be discounted at the prime rate of interest at the Bank of America Illinois in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Warrants.

     "NASDAQ" means The National Association of Securities Dealers' National Market or Small Capitalization Market.

     "Organic Change" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Corporation's assets to another Person (other than a dissolution, liquidation or winding up of the Company as indicated in Section 3.1 above) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Class A Preferred Stock, (ii) the Common Stock issuable upon the exercise of the Existing Warrants, (iii) the Common Stock issuable upon exercise of this Warrant and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Class A Preferred Stock will be deemed to be the Holder of the Common Stock obtainable upon the conversion of the Class A Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

     "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

     "Warrants" shall have the meaning set forth in the second paragraph of this Warrant.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered personally or mailed certified mail, return receipt requested or delivered by overnight courier service to the addresses specified below or such other address as any party hereto other than the Corporation designates by written notice to the Corporation or if the designation is by the Corporation, such notice of other address shall be to the Holder, and all notices shall be deemed to have been given upon delivery if delivered personally, three (3) days after mailing if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service. If to the Corporation, such notice shall be mailed to

               Blue Rhino Corporation
               104 Cambridge Plaza Drive
               Winston-Salem, North Carolina 27104
               Attention: Billy D. Prim, Chief Executive Officer

In the case of the Holder, such notices and communications shall be addressed to his, her or its address as shown on the books maintained by the Corporation.

     6.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Holders.

     Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holder of this Warrant and upon each future holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, the Corporation shall give prompt notice thereof to the Holder and, if appropriate, notation thereof shall be made on the Warrant thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

     6.3 Governing Law. This Warrant shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

     6.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Corporation herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant or any Warrant Stock is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     6.5 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

     6.6 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     6.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     6.8 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Corporation except as set forth in Section 4.2.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                         Blue Rhino Corporation, a Delaware corporation



                         By__________________________________________
                            Billy D. Prim, Chief Executive Officer

                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To _____________________________

[Choose one or both of first two paragraphs, as applicable]

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ___________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

     The undersigned hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for, and to convert thereunder, _______________ shares of Common Stock, as provided for therein.


          Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:



     If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


Dated:____________, 19___

                                    ______________________________
___________________________
                                    NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                  ASSIGNMENT

                  (To be executed upon assignment of Warrant)


     For value received, ___________________ hereby sells, assigns and transfers unto the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney to transfer said Warrant on the books of Blue Rhino Corporation, with full power of substitution in the premises.

                              _______________________________
________________________

                              Note: The above signature should correspond exactly with the name on the face of the attached Warrant.


Dated:___________________